NUMBER                                                                   SHARES
EIPA

THIS CERTIFICATE IS TRANSFERABLE             INCORPORATED UNDER THE LAWS
IN ATLANTA, GA. OR IN NEW YORK, N.Y.       OF THE STATE OF TENNESSEE


                                     [LOGO]


          % SERIES A                                  % SERIES A
   CUMULATIVE PREFERRED STOCK                   CUMULATIVE PREFERRED STOCK
    (LIQUIDATION PREFERENCE                      (LIQUIDATION PREFERENCE
         $25 PER SHARE)                               $25 PER SHARE)



                                                   CUSIP 294703 20 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                EQUITY INNS, INC.

THIS CERTIFIES THAT



IS THE OWNER OF



FULLY PAID AND NONASSESSABLE SHARES OF % SERIES A CUMULATIVE PREFERRED STOCK, (LIQUIDATION PREFERENCE $25 PER SHARE), $.01 PAR VALUE PER SHARE, OF



Equity Inns, Inc. (the "Corporation"), a Tennessee corporation. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person or by duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.
         In Witness Whereof, the Corporation has caused this Certificate to be executed by the facsimile seal and signatures of its duly authorized officers.

Dated:


                                     [SEAL]
                                                 /S/
COUNTERSIGNED AND REGISTERED:                    SECRETARY AND TREASURER
    SUNTRUST BANK, ATLANTA
       TRANSFER AGENT AND REGISTRAR
                                               /S/
               BY AUTHORIZED SIGNATURE     CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                   CHIEF EXECUTIVE OFFICER




                               EQUITY INNS, INC.

         THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION"S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY SERIES OF PREFERRED STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF SUCH SERIES OF PREFERRED STOCK, (III) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (IV) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE, OR (V) CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE CORPORATION, THE PARTNERSHIP, OR A SUBSIDIARY OF THE CORPORATION OR THE PARTNERSHIP, WITHIN THE MEANING OF SECTION 856(D) (2)
(B) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S SECOND AMENDED AND RESTATED CHARTER OF THE CORPORATION, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

         THE SHARES REPRESENTED HEREBY ARE SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER AND BYLAWS OF THE COMPANY, EACH AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, AS WELL AS VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, SO FAR AS THE SAME HAS BEEN DETERMINED BY THE BOARD OF DIRECTORS UNDER ITS AUTHORITY.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM -as tenants in common            UNIF TRANSFER MIN ACT-       Custodian
TEN ENT -as tenants by the entireties                          -------         --------
JT TEN  -as joint tenants with right of                        (Cust)           (Minor)
         survivorship and not as tenants                      under Uniform Transfers to Minors
         in common                                              Act            -------------
                                                                                (State)




    Additional abbreviations may also be used though not in the above list.

For value received             hereby sell, assign and transfer unto
                  -------------
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------
                                                                         shares
-------------------------------------------------------------------------
represented by this Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
-----------------------------------------------------------------------
to transfer the said shares on the books of the Corporation with full power of substitution in the premises.



Date:
     ---------------------------------





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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED:


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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.